SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2006

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 15, 2006, Consolidated Container Company LP (“CCC”), a wholly-owned subsidiary of Consolidated Container Company LLC, entered into a Purchase Agreement (the “Purchase Agreement”) with Dean Dairy Holdings, LLC, and Suiza Dairy Group, LLC, (collectively “Dean”). The terms of the Purchase Agreement are effective from July 1, 2006 through December 31, 2011. The Purchase Agreement replaces two previous purchase agreements that expired on July 2, 2006. Under the terms of the Purchase Agreement, CCC will remain Dean’s primary outside supplier of plastic containers while gaining the opportunity to enhance its current supply position with Dean.

CCC is a subsidiary of Consolidated Container Company LLC, a Delaware limited liability company that is wholly owned by Consolidated Container Holdings LLC, a Delaware limited liability company (“Holdings”). The common units of Holdings are 44.8% owned by Franklin Plastics, Inc., a subsidiary of Dean Foods. Additionally, during May 2004, Holdings issued Series B convertible Preferred Units, which are 26.6% owned by Franklin Plastics Inc. During 2005, Dean was CCC’s largest customer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: August 21, 2006